Exhibit 99.1

Reviva Reports Second Quarter 2026 Financial Results and Recent Business Highlights

- U.S. composition of matter patent application filed seeking accelerated review for a new form of brilaroxazine designed to extend patent life and commercial exclusivity through 2046 -

- FDA feedback on use of new brilaroxazine formulation in the RECOVER-2 trial and NDA expected Q4 2026 -

- Patient enrollment in RECOVER-2 registrational Phase 3 trial expected to initiate in 1H 2027 -

Cupertino, Calif., August 12, 2026 – Reviva Pharmaceuticals Holdings, Inc. (OTCQB: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today reported financial results for the second quarter ended June 30, 2026 and summarized recent business highlights.

“We continue to advance our clinical development and regulatory strategy for brilaroxazine while managing our capital resources carefully,” said Laxminarayan Bhat, Founder, President, and CEO of Reviva. “We are seeking accelerated review of our composition of matter patent application for a new form of brilaroxazine, which we believe can meaningfully extend patent life and commercial exclusivity for the program through 2046. We are expecting Food and Drug Administration (FDA) feedback in the fourth quarter of 2026 on the potential incorporation of this new formulation into both our RECOVER-2 registrational Phase 3 trial and our planned New Drug Application (NDA) submission for brilaroxazine for the treatment of schizophrenia. After FDA feedback, we plan to initiate a bioequivalence study to confirm comparability of the new formulation in the fourth quarter of this year and intend to initiate patient enrollment in our RECOVER-2 trial in the first half of 2027 subject to receipt of additional financing. We remain committed to disciplined execution across these milestones as we work to advance brilaroxazine as a differentiated treatment option for patients with schizophrenia and other neuropsychiatric disorders.”

Clinical Program and Business Highlights

●	U.S. composition of matter patent application filed seeking an accelerated review process for a new form of brilaroxazine designed to extend patent life and commercial exclusivity through 2046.

●

Intended use of a new form of brilaroxazine in the planned bridging bioequivalence study, RECOVER-2 Phase 3 trial, and in the future NDA submission for brilaroxazine for the treatment of schizophrenia.

●

The first publication highlighting clinical vocal biomarker data from patients with negative symptoms in the RECOVER Phase 3 clinical trial, and the therapeutic potential of brilaroxazine for the treatment of schizophrenia, has been published in the peer-reviewed journal Biological Psychiatry and is available here.

Anticipated Milestones and Events

●	FDA feedback on use of a new form of brilaroxazine in RECOVER-2 trial expected Q4 2026
●	Bioequivalence study expected to initiate in Q4 2026
●	Patient enrollment of the RECOVER-2 Phase 3 trial expected to initiate in 1H 2027, subject to receipt of additional financing
●	Additional publications on brilaroxazine for the treatment of schizophrenia expected Q4 2026
●	Pursuing partnership opportunities for the development of our pipeline

Financial Results for Q2 2026

●

The Company reported a net loss of approximately $ 2.4 million, or $0.19 per share, for the three months ended June 30, 2026, compared to a net loss of approximately $6.1 million, or $2.40 per share, for the three months ended June 30, 2025. All share and per share amounts in this press release including the accompanying tables have been retrospectively adjusted as appropriate to reflect the Company’s one-for-twenty (1:20) reverse stock split of the Company’s issued and outstanding common stock effected on March 9, 2026.

●	As of June 30, 2026, the Company’s cash and cash equivalents totaled approximately $19.9 million compared to approximately $14.4 million as of December 31, 2025.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s plans for its brilaroxazine program including intended steps of advancing clinical development and regulatory strategy towards potential approval, statements about the Company’s planned registrational RECOVER-2 Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia, statements about the Company’s planned use of a new form of brilaroxazine in its RECOVER-2 Phase 3 trial and in its future NDA submission, statements about anticipated FDA feedback, and the projected timing of the foregoing, statements about the Company’s planned bioequivalence study, statements about the expected timing of initiation of patient enrollment in the RECOVER-2 Phase 3 trial, statements about the Company’s strategy to strengthen the long-term value of brilaroxazine and the potential to extend patent protection and commercial exclusivity, including the expected duration thereof, statements about potential future NDA and other future regulatory submissions, statements about the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans and the timing thereof, including the anticipated timing of the availability of trial data, clinical and regulatory timelines and expenses, planned or intended additional trials or studies and the timing thereof, planned or intended regulatory submissions and the timing thereof, or trial data or results or the implications thereof generally, statements about the quotation of the Company’s common stock on the OTCQB Venture Market (which is subject to additional risks compared to being listed on a national securities exchange including the Company’s ability to maintain compliance with the standards for continued quotation on the OTC Markets, together with limited liquidity, increased volatility, sporadic trading in the public market for the Company’s common stock, and that the Company’s ability to raise additional capital while trading on the OTC Markets may be adversely impacted), statements about market opportunity, ability to raise sufficient funding, the Company’s cash position and its projected cash runway, statements about competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities, and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q filed since such Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC
PJ Kelleher
pkelleher@lifesciadvisors.com

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$19,889,960	$14,438,792
Prepaid clinical trial costs	849,721	—
Prepaid expenses and other current assets	400,909	664,685
Total current assets	21,140,590	15,103,477
Non-current prepaid clinical trial costs	—	819,721
Total Assets	$21,140,590	$15,923,198

Liabilities and Stockholders’ Equity

Liabilities
Short-term debt	$144,093	$406,875
Accounts payable	2,456,152	3,009,074
Accrued clinical expenses	2,588,464	2,582,094
Accrued compensation	497,462	485,899
Other accrued liabilities	247,174	791,611
Total current liabilities	5,933,345	7,275,553
Total Liabilities	5,933,345	7,275,553

Stockholders’ Equity
Common stock, par value of $0.0001; 515,000,000 shares authorized; 13,110,377 and 5,872,865 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	12,378	11,655
Preferred Stock, par value of $0.0001; 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	204,976,637	192,773,942
Accumulated deficit	(189,781,770)	(184,137,952)
Total stockholders' equity	15,207,245	8,647,645

Total Liabilities and Stockholders’ Equity	$21,140,590	$15,923,198

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$1,394,569	$3,724,755	$2,829,704	$7,838,292
General and administrative	1,222,974	2,348,227	3,059,791	4,772,857
Total operating expenses	2,617,543	6,072,982	5,889,495	12,611,149
Loss from operations	(2,617,543)	(6,072,982)	(5,889,495)	(12,611,149)
Other income (expense)
Gain on remeasurement of warrant liabilities	—	11,126	—	72,320
Interest expense	(2,935)	(4,797)	(9,588)	(16,417)
Interest income	176,319	22,847	265,673	108,958
Other expense, net	(1,040)	(1,850)	(4,430)	(26,995)
Total other income, net	172,344	27,326	251,655	137,866
Loss before provision for income taxes	(2,445,199)	(6,045,656)	(5,637,840)	(12,473,283)
Provision for income taxes	2,632	7,954	5,978	13,167
Net loss	$(2,447,831)	$(6,053,610)	$(5,643,818)	$(12,486,450)

Net loss per share:
Basic and diluted	$(0.19)	$(2.40)	$(0.56)	$(5.01)

Weighted average shares outstanding
Basic and diluted	13,208,816	2,522,749	10,132,969	2,492,827